Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Schedule 14A of Gyrodyne Company of America, Inc. and Subsidiaries of our report dated March 18, 2013, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears on pages F1 and F2 of the annual report on Form 10-K for the year ended December 31, 2012.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP (as successor by merger of Holtz Rubenstein Reminick LLP)

Melville, New York

October 18, 2013